UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL SAFETY PRODUCTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Universal Safety Products, Inc. 04B55C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1UPX 1. To approve an amendment to our Articles of Incorporation to increase the authorized shares of the Company’s common stock from 20,000,000 to 525,000,000. 2. To approve an amendment of our Articles of Incorporation to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time. For Against Abstain For Against Abstain 3. To approve an amendment of our Articles of Incorporation to authorize 25,000,000 shares of class B common stock. 4. To approve an amendment of our Articles of Incorporation to eliminate super-majority voting requirements. 5. To approve, for purposes of complying with Rule 713(a) of the NYSE American, the issuance by the Company of additional shares of common stock underlying the Company’s convertible notes issued or issuable pursuant to the Securities Purchase Agreement dated June 12, 2026. 6. To approve one or more adjournments of the Meeting to later dates or times, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting. A Proposals — The Board of Directors unanimously recommends a vote FOR Proposals 1-6. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/UUU or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 12:00 P.M., Eastern Time, on July 31, 2026 Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/UUU Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/UUU Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — July 31, 2026 The undersigned, revoking all prior proxies, does hereby appoint HARVEY B. GROSSBLATT, JAMES B. HUFF, MILTON C. AULT, III and JAMES M. TURNER or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Special Meeting of the Stockholders of Universal Safety Products, Inc., to be held on July 31, 2026, commencing at 12:00 P.M., Eastern Time, to be held virtually via the Internet at meetnow.global/MCMRYUQ, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” Proposals 1-6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy – Universal Safety Products, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/UUU 2026 Special Meeting of Universal Safety Products, Inc. Stockholders The 2026 Special Meeting of Stockholders of Universal Safety Products, Inc. will be held on July 31, 2026 at 12:00 P.M. Eastern Time, virtually via the Internet at meetnow.global/MCMRYUQ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.